UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2024

HIMALAYA TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its Charter)

wyoming	000-55282	26-0841675
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

625 Stanwix St. #2504, Pittsburgh, PA 15222

(Address of principal executive offices)

(630) 708-0750

(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common	HMLA	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☒

Himalaya Technologies, Inc. is referred to herein as “Himalaya”, “we”, “us”, or “the Company”.

Item 1.01 Entry into a Material Definitive Agreement.

On August 12, 2024, we signed a partnership and joint development agreement with InsureTEK, Inc. ("InsureTEK") including a four-year license of a proprietary technology platform using Artificial Intelligence ("AI") and Internet of Things ("IoT") to provide loss control services to commercial real estate ("CRE"), government and industrial buildings, and multi-family and flex use properties. As consideration, we agreed to issue InsureTEK 200,000 Series B Preferred shares and a $250,000 7.5% two-year junior note convertible into common stock under certain terms up to a $50,000,000 diluted equity valuation. A redacted copy of the partnership agreement is included herein as Exhibit 10.1. Copies of the note purchase agreement and convertible note agreement both executed August 31, 2024 are included herein as Exhibits 10.2 and 10.3, respectively. A press release with additional information issued on August 26, 2024 is included herein as Exhibit 99.1

Item 9.01. Exhibits

(10, 99) Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Himalaya Technologies, Inc. InsureTEK Tech License and Partnership Agreement – 08/12/2024
10.2	Himalaya Technologies, Inc. InsureTEK Tech Note Purchase Agreement – 08/31/2024
10.3	Himalaya Technologies, Inc. InsureTEK Tech Convertible Note – 08/31/2024
99.1	Himalaya Technologies, Inc. Press Release – 08/26/2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIMALAYA TECHNOLOGIES, INC.

Date: September 3, 2024	By:	/s/ Vikram Grover
Vikram Grover
Chief Executive Officer